Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2011 (except for Note 6, as to which the date is May 6, 2011), included in the Registration Statement (Amendment No. 3 to Form S-1 No. 333-173037) and related Prospectus of McJunkin Red Man Holding Corporation dated June 21, 2011.

/s/ Ernst & Young LLP

Charleston, West Virginia
June 20, 2011